UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, the board of directors (the “Board”) of Krystal Biotech, Inc. (the “Company”) approved an increase in the size of the Board from six to seven members, with the vacancy on the Board being in Class I. In addition, on March 1, 2019, the Board appointed Julian Gangolli to fill the vacancy on the Board created by the foregoing increase, with Mr. Gangolli serving as a Class I director of the Company with a term to expire at our 2021 Annual Meeting of Stockholders. As of the effective date of his appointment to the Board, Mr. Gangolli will also serve on the Nominating and Governance Committee of the Board. The Company has entered into its standard indemnification agreement for directors with Mr. Gangolli.

Mr. Gangolli is President, North America of Greenwich Biosciences, a GW Pharmaceuticals PLC Company. Mr. Gangolli is responsible for building out the US commercial infrastructure and spearheading the launch of its lead therapeutic product Epidiolex®, which is indicated for the treatment of two orphan epilepsy indications, Dravet Syndrome and Lennox Gastaut Syndrome. Epidiolex launched in the US in November of 2018. Prior to joining GW Pharmaceuticals, Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan, Inc. for 11 years and was a member of the Executive Committee of Allergan, where he was responsible for a 1,400-person commercial operation with sales exceeding $3.8 billion in 2014. Previously, he served as Senior Vice President, US Eye Care at Allergan, during a period in which this division launched eight new products, helping to drive growth at more than 20% annually over a five-year period. Prior to Allergan, Mr. Gangolli served as Vice President, Sales and Marketing at VIVUS, Inc., where he facilitated the successful transition of the company from a research and development start-up into a niche pharmaceutical company. Before VIVUS, Mr. Gangolli served in a number of increasingly senior marketing roles at Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the UK. Mr. Gangolli received a BSc (Honors) degree in Applied Chemistry and Business Studies from Kingston University in England.

There are no arrangements or understandings between Mr. Gangolli and any other persons under which Mr. Gangolli was selected as a director. There have been no transactions nor are there any currently proposed transactions between the Company and Mr. Gangolli that would require disclosure pursuant to Item 404(a) of Regulation S-K. No “family relationship,” exists between Mr. Gangolli, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

On March 4, 2019, the Company issued a press release announcing the above-described increase in the board size and the appointment of Mr. Gangolli to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	President and Chief Executive Officer